SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 18, 1999


                          THE NETWORK CONNECTION, INC.
             (Exact name of registrant as specified in its charter)


                                     GEORGIA
                 (State or other jurisdiction of incorporation)


        1-13760                                          58-1712432
(Commission File Number)                    (IRS Employer Identification Number)



4041 NORTH CENTRAL AVENUE, SUITE B-200, PHOENIX, ARIZONA       85012
     (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (602) 200-8900


                 1324 UNION HILL ROAD, ALPHARETTA, GEORGIA 30201
          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         Interactive Flight Technologies, Inc. ("IFT") acquired 1,055,745 shares of the common stock and 2,495,400 shares of the Series D 8% Convertible Preferred Stock ("Series D Preferred") of the Company under an Asset Purchase and Sale Agreement by and between the Company and IFT, dated April 29, 1999, and as amended on May 14, 1999 (the "Agreement"). The transaction closed on May 18, 1999. The common stock of the Company acquired by IFT in the transaction (the "Transaction") effected under the Agreement, when combined with the number of shares of common stock of the Company into which the shares of Series D Preferred can be converted, constitute 60% of the outstanding Common Stock of the Company on a fully diluted basis, as that term is defined in the Agreement. The Company does not currently have a sufficient number of shares of Common Stock authorized to permit such a conversion.

         The consideration paid by IFT for all of such shares consisted of substantially all of the assets of IFT's Interactive Entertainment Division, plus cash in the amount of $4,250,000. (See Item 2. ACQUISITION OR DISPOSITION OF ASSETS.) IFT obtained the cash portion of the consideration from its working capital reserves. As part of the Transaction, the Company also assumed certain liabilities related to the IFT assets transferred. The Company did not assume any liabilities or obligations respecting possible claims, if any, arising out of the crash of Swissair Flight #111.

         Each share of common stock of the Company is entitled to one vote. Each share of the Series D Preferred is entitled to 6.05 votes; however, notwithstanding the voting rights, the shares of Series D Preferred cannot be voted if the number of voting shares which would then be held by the Company as a result of the Transaction would exceed 19.9% of the voting shares then outstanding until the Company's shareholders have approved the Transaction or until July 15, 1999, whichever first occurs. Each share of Series D Preferred converts into 6.05 shares of Common Stock.

         Prior to the Transaction,  IFT held the following  Company  securities:
1,500 shares of Series B 8% Convertible Preferred Stock ("Series B Preferred"), 800 shares of Series C 8% Convertible Preferred Stock ("Series C Preferred") and a $750,000 Secured Promissory Note, convertible into shares of the Series C Preferred, which, in turn, are convertible into shares of Common Stock. (See
Item 2. ACQUISITION OR DISPOSITION OF ASSETS.)

         IFT now beneficially owns, directly or indirectly, 2,232,216 shares of Common Stock, or 20.5%, of the voting common stock of the Company. Of such amount, 1,055,745 shares, or 9.7%, were issued by the Company to IFT in the Transaction and 1,176,471 shares (assuming conversion of the Series B Preferred), or 10.8%, were acquired in separate third party transactions. These figures do not include (i) the shares of Series C Preferred or (ii) the shares of Series D Preferred acquired by IFT in the Transaction. The Series D Preferred shares are non-voting and will become voting in the future as set forth above and as more fully described in the Certificate of Amendment to the Articles of Incorporation of the Company filed May 17, 1999 (the "Series D Designations"). In addition, IFT holds, through two of its officers, an irrevocable limited proxy to vote shares of the Common Stock of the Company in favor of certain transactions, as described in the Agreement, which proxy will terminate no later than December 31, 1999.

         In connection with the Transaction, (i) IFT agreed in principle to acquire from third parties indebtedness of the Company represented by outstanding notes (the "Series Notes") in the approximate aggregate principal amount of $1,600,000; and (ii) the Company agreed to add the principal amounts of the Series Notes to the Secured Note it issued to IFT and provide for the conversion of such principal plus accrued arrearages and redemption costs into shares of its Common Stock. As a result of the contemplated transactions, and subject to IFT's acquisition of such Series Notes, it is contemplated that such principal plus accrued arrearages and redemption costs would be converted into approximately 1,400,000 shares of the Common Stock of the Company. IFT also has agreed to acquire from a third party 110,000 shares of common stock of the Company and a warrant to purchase an additional 40,000 shares.

         Pursuant to the Agreement, Bryan Carr and James Riner resigned as members of the Board of Directors of the Company and Irwin L. Gross, (Director and Chief Executive Officer of IFT), Morris C. Aaron (Vice President and Chief Financial Officer of IFT) and Dr. Frank E. Gomer (President of IFT, In-Flight Entertainment Division) were elected as directors to fill existing vacancies. Messrs. Gross and Aaron will continue to serve in their current positions at IFT.

         In addition, Wilbur Riner, Sr. resigned as Chairman and President and the following persons were elected to the following offices:


          Irwin L. Gross           Chairman and Chief Executive Officer
          Wilbur Riner, Sr.        Executive Vice President Business
                                   Development
          Morris C. Aaron          Executive Vice President and Chief
                                   Financial Officer
          Frank E. Gomer           President and Chief Operating
                                   Officer

         In connection with the Transaction, the Company received the favorable opinion of ValueMetrics, Inc., a national financial advisory firm, to the effect that the consideration to be paid under the terms of the Agreement and in connection with the Transaction was fair to the Company and its shareholders from a financial point of view. ValueMetrics had no relationship to the Company or IFT prior to this engagement.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         As part of the Transaction, the Company acquired substantially all of the assets of IFT's Interactive Entertainment Division plus cash in the amount of $4,250,000 (See Item 1. CHANGES IN CONTROL OF REGISTRANT). The assets transferred to the Company included all rights in IFT interactive entertainment intellectual property, fixed assets, inventory, intangibles of IFT, prepaid expenses, and other property used in its business, as described in Schedules to the Agreement. As part of the Transaction, the Company also assumed certain liabilities related to the IFT assets transferred. The Company assumed no liabilities or obligations respecting possible claims, if any, arising from the crash of Swissair Flight #111.

         Through its Interactive Entertainment Division, IFT had been engaged in the development, assembly, installation and operation of a computer-based in-flight entertainment network. The Company intends to use the acquired assets, including the intellectual property, trade secrets, and know-how, to continue to pursue TNC's CruiseView(TM), TrainView(TM) and AirView(TM) entertainment opportunities.

         The consideration for the acquisition of the Business consisted of 1,055,745 shares of the Company's Common Stock and 2,495,400 shares of the Company's Series D Preferred and the assumption of certain liabilities. (See
Item 1. CHANGES IN CONTROL OF REGISTRANT.)

         In the Agreement, IFT agreed for a three (3) year period not to (i) engage in any Competitive Business (as defined in the Agreement), (ii) solicit or accept business for any Competitive Business from anyone who is or becomes an active or prospective customer of TNC or its affiliates or who was an active or prospective customer of the Business at or prior to the Closing Date of the Transaction, (iii) solicit for employment or hire any employee of TNC or its affiliates, or (iv) attempt to do any of the things or assist anyone else in doing any of the things specified in (i), (ii), or (iii) above.

         In connection with the Transaction, the Company received the favorable opinion of ValueMetrics, Inc., a national financial advisory firm, that the consideration to be paid under the terms of the Agreement and in connection with the Transaction was fair to the Company and its shareholders from a financial point of view. ValueMetrics had no relationship to the Company or IFT prior to this engagement.

         Prior to the Transaction, there was no relationship between the Company and IFT except:

         (i) subsequent to signing the February 4, 1999 Letter of Intent with IFT, the Company had significant cash flow and liquidity problems. To help remedy these problems, IFT made a number of advances to the Company, which advances are evidenced by a Secured Promissory Note dated January 26, 1999 and four separate amendments, or Allonges, to the Secured Promissory Note dated January 29, March 19, March 24, and May 10. Prior to the Transaction, the approximate principal balance of the Secured Promissory Note was $750,000;

         (ii) pursuant to the Fourth Allonge to the Secured Promissory Note evidencing such loan, the balance due from the Company to IFT is convertible into shares of the Series C Preferred at a conversion price of $1,000 per share, and such Series C Preferred is convertible into Common Stock of the Company at a conversion price equal to the lesser of (a) $2.6875 per share; (b) 66.67% of the Average Share Price per share of the Company's Common Stock, as defined in the Articles of Amendment to Articles of Incorporation, dated April 30, 1999, re Designations, Preferences and Rights of Series C Preferred Stock filed May 5, 1999 (the "Series C Designations"); or (c) at a reduced price pursuant to
Section 6.5 of the Series C Designations, as described in the Articles of Amendment to the Articles of Incorporation filed May 5, 1999. The holders of the Series C Preferred have no voting power, except that in the event that on or before July 15, 1999, the Company's Articles of Incorporation have not been amended to increase the number of authorized shares of Common Stock sufficiently to permit the Company to issue to IFT, upon the exercise of all options and warrants and the conversion of all convertible securities held by IFT, that number of shares of Common Stock necessary to satisfy the Company's obligations under all such securities, then the shares of Series C Preferred, in combination with the shares of Series B Preferred, shall entitle the holders thereof to cast that number of votes at any duly called meeting of the stockholders of the Company which, when added to the shares of Common Stock held by any of the holders of the Series B Preferred and Series C Preferred on the record date for such stockholder meeting, shall be necessary to equal a majority of the number of votes entitled to be cast at such stockholder meeting by the holders of all voting shares of the Company; and

         (iii) on May 11, 1999, IFT acquired 1,500 shares of Series B Preferred of the Company and cash in the amount of $1,030,000 from a third party in exchange for 3,000 shares of IFT's Series A 8% Convertible Preferred Stock, par value $.01 per share, Stated Value $1,000 per share, and warrants to purchase 87,500 shares of IFT's Class A Common Stock at an exercise price of $3.00 per share, and acquired 800 shares of the Series C Preferred from the Company in consideration for waiving past arrearages and defaults under the Series B Preferred. The Series C Preferred is convertible into Common Stock of the Company as described above. The Series B Preferred is convertible into the Common Stock of the Company at a conversion price equal to the lowest of (a) 75% of the Average Price (as defined in the Articles of Amendment to the Articles of Incorporation of the Company dated as of April 29, 1999) of TNC's Common Stock calculated at the time of conversion; or (b) 75% of such Average Price calculated as if April 29, 1999 were the conversion date. The holders of Series B Preferred have no voting power.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

         As a condition to IFT's obligations under the Agreement, effective as of May 14, 1999, Bryan Carr and James Riner resigned as directors and Irwin L. Gross, Morris C. Aaron and Dr. Frank E. Gomer were elected to fill vacancies on the Board of Directors. (See Item 1. CHANGE IN CONTROL OF REGISTRANT.)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Registrant will file the financial statements and PRO FORMA financial information required to be filed pursuant to Item 7 by amendment to this report as soon as practicable but in no event later than sixty (60) days after the date on which this report on Form 8-K is required to be filed. The Exhibits filed as part of this report are set forth below:

       (a)    EXHIBITS:

              2.1 Asset Purchase and Sale Agreement with Interactive Flight Technologies, Inc., dated April 29, 1999

              2.2 First Amendment to Asset Purchase and Sale Agreement, dated as of May 14, 1999

              23.1 Consent of ValueMetrics, Inc. (Contained in Opinion of ValueMetrics, Inc. Addressed to the Company, dated May 14, 1999, below)

              99.1 Articles of Amendment to Articles of Incorporation re Series B Preferred Stock of TNC*

              99.2 Articles of Amendment to Articles of Incorporation re Series C Preferred Stock of TNC*

              99.3 Articles of Amendment to Articles of Incorporation re Series D Preferred Stock of TNC*

              99.4 Secured Promissory Note, dated January 25, 1999, made in favor of IFT*

              99.5 First Allonge to Secured Promissory Note, dated May 10, 1999, made in favor of IFT*

              99.6 Second Allonge to Secured Promissory Note, dated May 10, 1999, made in favor of IFT*

              99.7 Third Allonge to Secured Promissory Note, dated May 10, 1999, made in favor of IFT*

              99.8 Fourth Allonge to Secured Promissory Note, dated May 10, 1999, between the Company and IFT*

              99.9   Opinion of ValueMetrics, Inc., dated May 14, 1999

              99.10 Irrevocable Proxy of Barbara L. Riner in favor of Morris C. Aaron or Irwin L. Gross, dated May 14, 1999

---------
* Incorporated by reference from the Company's Report on Form 10-QSB filed May 14, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    THE NETWORK CONNECTION, INC.
                                             Registrant



                                        By: /s/ Morris C. Aaron
                                        ----------------------------------------
                                        Morris C. Aaron, Chief Financial Officer

Date: June 2, 1999